UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     February 27, 2004

HAYNES INTERNATIONAL, INC.
 (Exact name of the registrant as specified in its charter)

Delaware	33-32617	06-1185400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principle executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (765) 456-6000

Item 5.

        On February 27, 2004, Haynes International, Inc. (the “Company”) entered into Amendment No. 7 to Credit Agreement (the “Amendment”) by and among the Company, the financial institutions party to the Credit Agreement dated as of November 22, 1999 (the “Credit Agreement”), and Fleet Capital Corporation, in its capacity as administrative agent. The Amendment allows for continued suspension of the Senior Note Reserve, which otherwise would have expired on February 29, 2004, through March 15, 2004. In addition, while the Suspension Period is in effect, there shall be a $500,000 release from the Fixed Charge Reserve, causing the Fixed Charge Reserve to equal $6,500,000.

Item 7.

        The following exhibits are filed as a part of this report:

        (a)         Not applicable.

        (b)         Not applicable.

        (c)         Exhibits

        10.1         Amendment No. 7 to Credit Agreement by and among Haynes International, Inc., the financial institutions party to the Credit Agreement dated as of November 22, 1999, and Fleet Capital Corporation, in its capacity as administrative agent.

Item 9.

On March 1, 2004, the Company issued a press release announcing that the Company is: (i) exercising the 30-day grace period on Senior Note interest payments; (ii) has reached an agreement on an Amendment No. 7 to the Senior Credit Facility continuing the suspension of the Senior Note Reserve, and (iii) continues to negotiate with senior securities lenders and others concerning the restructuring of the Company’s financial restructuring. The full text of the press release is furnished as exhibit 99.1 to this Form 8-K.

The information in this Item 9 is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 9 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2004	Haynes International, Inc. By: /s/ Calvin S. McKay Calvin S. McKay Chief Financial Officer

Exhibit Index

Exhibit No. 10.1 99.1	Description Amendment No. 7 to Credit Agreement, dated February 27, 2004. Haynes International, Inc. press release, issued March 1, 2004.